                                                              EXHIBIT EX-99.H.2.


                       TRANSFER AGENCY SERVICES AGREEMENT


         THIS AGREEMENT is made as of _____________, 2001 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and the AB FUNDS TRUST a Delaware business trust (the "Trust").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended and the rules promulgated thereunder (the "1940 Act"); and

         WHEREAS, the Trust wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios and classes thereof listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Fund"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS. AS USED IN THIS AGREEMENT:

         (a) "1933 Act" means the Securities Act of 1933, as amended and the rules promulgated thereunder.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.

         (c) "Authorized Person" means any officer of the Trust and any other person duly authorized by the Trust's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (d) "CEA" means the Commodities Exchange Act, as amended and the rules promulgated thereunder.

         (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (f)      "SEC" means the Securities and Exchange Commission.

         (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (h) "Shares" mean the shares of beneficial interest of any series of the Trust or class of a Fund.

         (i) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Trust hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and as a shareholder servicing agent to the Trust in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Trust has provided or, where applicable, will provide PFPC with the following:

         (a) At PFPC's request, certified or authenticated copies of the resolutions of the Trust's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Trust and approving this Agreement;

         (b) A copy of the Trust's most recent effective registration statement;

         (c) A copy of the advisory agreement concerning each investment portfolio of the Trust;

         (d) A copy of the distribution/underwriting agreement concerning each class of Shares of the Trust;

         (e) A copy of each Fund's administration agreements if PFPC is not providing the Fund with such services;

         (f) Copies of any distribution and/or shareholder servicing plans and agreements made concerning the Trust or a Fund;

         (g) A copy of the Trust's organizational documents, as filed with the state in which the Trust is organized; and

         (h) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

         The documents to be delivered by the Trust to PFPC are the same under both this Agreement and the Administration and Accounting Services Agreement between the same parties and need only be delivered once to satisfy each of those Agreements.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust or any other entity.

5.       INSTRUCTIONS.

         (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

         (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust's Board of Trustees or of the Trust's shareholders, unless and until PFPC receives Written Instructions to the contrary.

         (c) The Trust agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Trust in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.

         (a) Advice of the Trust. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

         (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing at its own cost (who may be counsel for the Trust, the Trust's investment adviser or PFPC, at the option of
                  PFPC).

         (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Trust, and the advice it receives from counsel, PFPC may, upon providing to the Trust notice of such conflict, rely upon and follow the advice of counsel.

         (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Trust or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions, provided that in carrying out any such action PFPC has not acted with willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

7. RECORDS; VISITS. The books and records pertaining to the Trust and the Funds, which are in the possession or under the control of PFPC, shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by PFPC to the Trust or to an Authorized Person, at the Trust's expense.

8.       CONFIDENTIALITY.

         (1) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential.

         (2) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

         (3) PFPC may not disclose nonpublic personal information of Trust shareholders (whether past, present or future shareholders) other than (a) in the ordinary course of business of performing obligations under this Agreement or (b) after notice to the Trust to the extent permissible under applicable law, pursuant to a court order, subpoena, governmental or regulatory request.

9. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Trust's independent public accountants (including providing account analyses, fiscal year summaries and other audit-related schedules with respect to each Fund) and shall take all reasonable actions in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

10. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Trust (not including data bases and interfaces created solely by the Annuity Board of the Southern Baptist Convention).

11. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions.

12. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Trust will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Trust and PFPC. The Trust acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13. INDEMNIFICATION. The Trust agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes under this Agreement including without limitation in accordance with Oral or Written Instructions or at the Trust's request or direction. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence, gross negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, negligence, gross negligence or reckless disregard of such duties and obligations.

14.      RESPONSIBILITY OF PFPC.

         (a) PFPC shall be under no duty to take any action hereunder on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by PFPC and the Trust in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section 14(a) above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

         (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

         (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

15.      DESCRIPTION OF SERVICES.

         (a)      Services Provided to each relevant class on an Ongoing Basis.

                  (i)      Calculate 12b-1 payments;

                  (ii)     Maintain shareholder registrations;

                  (iii) Review new applications and correspond with shareholders to complete or correct information;

                  (iv)     Direct payment processing of checks or wires;

                  (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                  (vi)     Countersign share certificates;

                  (vii) Prepare and mail to shareholders confirmation of activity;

                  (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                  (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

                  (x) Provide periodic shareholder lists and statistics to the Trust;

                  (xi) Provide detailed data for underwriter/broker confirmations;

                  (xii) Prepare periodic mailing of year-end tax and statement information;

                  (xiii) Notify on a timely basis the investment adviser and sub-adviser, accounting agent, and custodian of fund activity;

                  (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

                  (xv) Provide reasonable remote access to designated Authorized Persons, as agreed between the Trust and PFPC from time to time, to permit such Authorized Persons inquiry only access to shareholder accounts for the purpose of allowing such Authorized Persons to perform shareholder servicing duties owed by such

                           Authorized Persons to the Trust;

                  (xv) Assist in establishing a reasonable electronic communications link between the Trust and PFPC whereby the parties may transmit and receive data; and

                  (xvi) Provide to the Trust's image vendor, via an automated daily feed, imaged documents and related text contained on PFPC's transfer agency systems.

         (b) Services Provided by PFPC Under Oral Instructions or Written Instructions.

                  (i) Accept and post daily Share purchases and redemptions;

                  (ii) Accept, post and perform shareholder transfers and exchanges;

                  (iii)    Pay dividends and other distributions;

                  (iv)     Solicit and tabulate proxies; and

                  (v) Issue and cancel certificates (when requested in writing by the shareholder).

         (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Trust's prospectus, once it receives:

                  (i)      A purchase order;

                  (ii) Proper information to establish a shareholder account; and

                  (iii) Confirmation of receipt or crediting of funds for such order to the Trust's custodian.

         (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Trust's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Trust's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Trust's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                  (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                  (ii) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

                  When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

         (e) Dividends and Distributions. Upon receipt of a resolution of the Trust's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Trust in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Trust's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Trust's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Trust as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Trust to its shareholders as required by tax or other law, rule or regulation.

         (f)      Shareholder Account Services.

                  (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                           -        Any pre-authorized check plan; and

                           - Direct purchases through broker wire orders, checks and applications.

                  (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                           - Exchange of Shares for shares of another fund with which the Trust has exchange privileges;

                           - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or

                           - Redemption of Shares from an account with a checkwriting privilege.

         (g) Communications to Shareholders. Upon timely Written Instructions, PFPC shall mail all communications by the Trust to its shareholders, including:

                  (i)      Reports to shareholders;

                  (ii)     Confirmations of purchases and sales of Trust shares;

                  (iii)    Monthly or quarterly statements;

                  (iv)     Dividend and distribution notices;

                  (v)      Proxy material; and

                  (vi)     Tax form information.

                  In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Trust's shareholders.

         (h) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

                  (i) Name, address and United States Tax Identification or Social Security number;

                  (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                  (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                  (iv) Any stop or restraining order placed against a shareholder's account;

                  (v) Any correspondence relating to the current maintenance of a shareholder's account;

                  (vi)     Information with respect to withholdings; and

                  (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

         (i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                  (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                  (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

         (j) Shareholder Inspection of Stock Records. Upon a request from any Trust shareholder to inspect stock records, PFPC will notify the Trust and the Trust will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Trust's instructions, the Trust agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Trust's stock records.

         (k) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Trust to reduce the total amount of outstanding shares by the number of shares surrendered by the Trust.

         (l) Lost Shareholders. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

                  (i)      documentation of search policies and procedures;

                  (ii)     execution of required searches;

                  (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules;

                  (iv) preparation and submission of data required under the Lost Shareholder Rules; and

                  (v) escheatment services, as agreed in writing between the Trust and PFPC from time to time.

                  Except as set forth above, PFPC shall have no responsibility for any escheatment services.

16. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Trust or by PFPC on sixty (60) days' prior written notice to the other party. In the event the Trust gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFPC will be borne by the Trust, provided such expenses are reasonable in nature and documented.

17. NOTICES. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Trust, at , Attention: or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The

         PNC Financial Services Group, Inc., provided that PFPC gives the Trust 30 days prior written notice of such assignment or delegation.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.      MISCELLANEOUS.

         (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

         (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Trust agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

         (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (d) Governing Law. This Agreement shall be deemed to be a contract made in

                  Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (g) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Trust or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         (i) Limitations of Liability of the Trustees and Shareholders. PFPC is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and notice is hereby given that this

                  Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      PFPC INC.


                                      By:
                                         ------------------------------------

                                      Title:
                                            ---------------------------------



                                      AB FUNDS TRUST


                                      By:
                                         ------------------------------------

                                      Title:
                                            ---------------------------------

                                    EXHIBIT A



         THIS EXHIBIT A, dated as of ______________, 2001, is Exhibit A to that certain Transfer Agency Services Agreement dated as of , 2001, between PFPC Inc. and the AB Funds Trust.



                                      FUNDS


                               THE BLENDED FUNDS

                              Flexible Income Fund
                              Growth & Income Fund
                           Capital Opportunities Fund
                               Global Equity Fund


                                THE SELECT FUNDS

                                Money Market Fund
                             Low Duration Bond Fund
                            Medium Duration Bond Fund
                           Extended Duration Bond Fund
                                Equity Index Fund
                                Value Equity Fund
                               Growth Equity Fund
                              Small Cap Equity Fund
                            International Equity Fund